Exhibit (a)(1)(xix)

C O R P O R A T E   P A R T I C I P A N T S

Adam Brenneman, Partner, Cleary Gottlieb Steen & Hamilton LLP

Baruki Gonzalez, Partner, Errecondo, Gonzalez & Funes

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Andre Kherlakian, Newfoundland Capital

Fernando Iribarne, Axis

Jessica Stanco, Amber Capital

Juan Barrera, Sacramentum Investments

Ken Brown, Boardman Bay Capital

Leon Zaltzman, Union Square Park Capital

Meredice Rowe, Wells Fargo

P R E S E N T A T I O N

Operator:

Welcome to the Investors Call on the Tax Cost Certificate in connection with the Telecom Argentina tender offer.  As a reminder all participants are in a listen-only mode and the conference is being recorded.  After the presentation there will be an opportunity to ask questions and if you would like to ask a question please signal by pressing star, one on your telephone keypad.  At this time, I would like to turn the conference over to Adam J. Brenneman, Partner at Cleary Gottlieb Steen & Hamilton LLP, and Baruki Gonzalez, Partner at Errecondo, Gonzalez & Funes, External US and Argentine Council to the Fintech Telecom LLC.  Please go ahead.

Adam Brenneman:

Thank you, and good morning, everybody.  Before we begin this question-and-answer session on the Tax Cost Certificate we would like to frame the purpose of this call.  The terms used during this call have the meaning as given in the Schedule TO and 13E-3 and US Offer to Purchase.  This call relates only to the US Offer to Purchase and not to the Argentine offer.  We will answer ministerial and administrative questions about how to complete the Tax Cost certificate.  While we are happy to provide interpretive guidance on the instructions contained in the Schedule TO and 13E-3 and US Offer to Purchase, all investors are reminded to review the Schedule TO and 13E-3 and US Offer to Purchase which contain all of the terms and conditions of the US offer.

These documents are available from D.F. King, the information agent for the US offer, as well as the website of the US Securities and Exchange Commission or SEC.  We encourage all investors to consult with their own counsel and/or other advisors regarding the Tax Cost certificate and the tender documents for additional guidance.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262    1-604-929-1352    www.viavid.com

We do not intend to make or announce any amendments to the US offer during this call.  Any such amendments will be announced in a supplement to the Schedule TO and 13E-3 that is filed with the SEC.  Any other developments related to the US offer will be announced to the public via press release and filed promptly with the SEC.  We will now open the question session to questions from investors on the Tax Cost certificate.

Operator:

Thank you.  If you would like to ask a question please signal by pressing star, one on your telephone keypad.  If you are using a speakerphone, please make sure your mute function is turned off to allow your signal to reach our equipment.  Again it’s star, one to ask a question.

We will take our first question from Leon Zaltzman from Union Square Park Capital.  Please go ahead, sir.

Leon Zaltzman:

Hi.  The question relates to the apostille, can you can you tell us if the apostille has to be placed on only the Schedule A, which is the supporting document, or if it has to be included in the letter, the certificate letter itself?  Because it was unclear to us.

Baruki Gonzalez:

It has to be on both documents.  I mean, locally all documents in order to be proper legal form will need the signatures to be certified by public notary and then the public notary itself has to have its signature legalized in proper form.  In the countries that are signatories to the Hague Convention, that is called the apostille and usually you have something—in the US, you have there the appropriate authorities for that apostille procedure, but  going to the specific the question, the accountant signature in the tax certificate and also the public notary’s signature where he certifies copies of the supporting documentation have to be apostilled.

Adam Brenneman:

So, just to summarize, any document that’s submitted in connection with the tender that’s signed, the signature will have to be notarized and the notary—the notarization will have to be apostilled.

Leon Zaltzman:

Right.  The only document that provides for a signature is the actual letter.  The Annex A is just a series of bank statements and so forth that are provided by the accountant.  We were told by D.F. King and Computershare that the only document that required an apostille were the supporting documents.  So, we have submitted our package following those instructions.  What do we do now, if we need to, I guess, re-apostille the actual letter?

Adam Brenneman:

So, just to clarify, all the documents submitted, the supporting documents, need to be accompanied by a signature of some sort and whether that’s a cover letter certifying that they are true and correct or a signature on the actual certificate on the actual bank statement from a relevant bank officer, all those need to be signed and notarized with an apostille.  But if you’ve submitted documents which you think are missing an apostille you should certainly contact the US receiving agent which is Computershare.  Let them know that you’ll be sending a supplemental document with an apostille and the deadline to finalize all the documentation for your Tax Cost certificate is November 4th.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262    1-604-929-1352    www.viavid.com

Leon Zaltzman:

Okay.  Just curious, when the draft of the tender offer document was first filed it contained language to the effect that when the buyer and the seller are both non-Argentine entities or citizens, that there is no withholding and then the final document had all this language about withholding but the entity that’s buying the shares appears to still be a non-Argentine entity.  Can you just explain what happened?

Baruki Gonzalez:

I think in all documents because the law is very clear, where the purchaser and seller of the securities are foreign, the law requires this tax.  So, as I recall there was not a  change.

Adam Brenneman:

Yes.  So, if there is any ambiguity we will clear it up now.

Leon Zaltzman:

I guess it was changed with the final version, but the draft version had language to the effect that there was no withholding.

Adam Brenneman:

Yes.  After further review, we corrected that mistake and the final documents which covered the terms of the tender offer do provide that there would be withholding which, as I understand, is a requirement under Argentine law.

Leon Zaltzman:

Okay.  Finally, is it possible for you guys to give us the name of a person that we could ask for when we call Computershare because we call and we get a different person each time and it’s very frustrating and if we’re going to have to call to say that we are going to have to resubmit documents again, it would be very helpful for us if we had a person, a specific contact over there.

Adam Brenneman:

We will let them know that, following this call there may be participants who are supplementing their submission.  Unfortunately, there is not a specific person who is in charge of handling just this tender offer.  So, I can’t give you a specific person’s name but we will let them know that there may be additional information.

Leon Zaltzman:

Okay.  Thanks.

Operator:

And as a reminder, ladies and gentlemen, it is star, one to ask a question.  We will take our next question from Juan Barrera from Sacramentum Investments.  Please go ahead.

Juan Barrera:

Yes.  Hello.  My question, it’s on the supporting documents for the Tax Cost certificate.  First of all, I would like it if you guys would elaborate a bit more on what exactly those documents are, one.  Two, in terms of the signatures, I notice there is this concept of the cover letter and I wanted to make sure if by having a cover letter by an authorized person, let’s say the bank or the broker, is that a way they need to sign every document attached to that cover letter?  I guess the most clear is to affix the apostille to every page, but just to make sure it is done on the right way, so would like some clarification for that.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262    1-604-929-1352    www.viavid.com

Baruki Gonzalez:

The main document here is the Tax Cost certificate which is a certificate issued by your accountant, by the accountant.  So, he, the accountant is the one that is going to require to you whatever he needs for him to provide that certification as to the acquisition date and the cost of the acquisition as required in the form of the certificate.

Again, the document that he requires you to provide to him for his certification should be attached to the certificate in the form of certified copies so if he saw a bank statement issued by your banker stating the information that he needed, you just have to provide a copy of that and the public notary will be the one notarizing that those are certified copies of the document that your accountant had exactly for this procedure, and that is the be main structure if you want for preparing and submitting the certificate.

Adam Brenneman:

But to be clear, we, and Baruki can correct us if we’re wrong, a single cover letter signed by a bank officer can be provided certifying the accuracy and correctness of a number of exhibits—

Baruki Gonzalez:

Yes.

Adam Brenneman:

So, that letter, which could be the bank—

Baruki Gonzalez:

Right.

Adam Brenneman:

You would only need to be submit one of those letters with a number of attachments and then only the cover letter would need to be notarized and apostilled.

Baruki Gonzalez:

Exactly.  Yes.

Juan Barrera:

Okay.  So, in that case—yes, go ahead.  Go ahead.

Baruki Gonzalez:

If you want the copy of that cover letter, the one that you are going to be notarizing and apostilled by the public notary, but it’s just as Adam says, you just need the cover letter and a certified copy of that.

Juan Barrera:

Okay.  Sorry, but it seems to be inconsistent with the previous answer and the previous question.  It was mentioned that every page in the file should be apostilled?

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262    1-604-929-1352    www.viavid.com

Adam Brenneman:

So, just so there is no doubt, any page that is signed in the file needs to be notarized and apostilled.  If there is a page that’s attached as an exhibit where the certification is being provided in a cover letter, only the cover letter would need to be notarized and apostilled because that is the only document that has a signature.

Juan Barera:

Perfect.  So, the rule is signature, apostille, that’s it’s basically?

Adam Brenneman:

Correct.

Juan Barrera:

You assume that wherever we signed it has a relation or at least what is included in that cover letter or in that document?

Adam Brenneman:

Correct.

Juan Barrera:

Okay.  Understood.

Operator:

As a reminder, ladies and gentlemen, it is star, one to ask a question.  We will take our next question from Andre Kherlakian from Newfoundland Capital.  Please go ahead.

Andre Kherlakian:

So, we hired a CPA in the US, our firm in the US, and the CPA, he is claiming that the Tax Cost certificate, the form you provided to us, is using IFRS standards whereas our CPA uses US GAAP, so they are claiming that they cannot produce a Tax Cost certificate exactly in the same form that you provided but they can produce something that has exactly the same information.  Do we actually need to provide a Tax Cost certificate in exactly the same format you provided or can we—or can my CPA, can they do in the US GAAP format, just changing some of the order of the information that there is in the Tax Cost certificate, no way that they can do it?  How does it work?

Adam Brenneman:

We would appreciate if you can submit to us a draft of the Tax Cost certificate.  You should send it to Computershare as receiving a—

Andre Kherlakian:

Which I did.  Which I did, but you never replied and I talked to—I not only talked to the Computershare personnel, but I also phoned the number of the legal counsel, and I also phoned the number of the legal counsel in Argentina.  None of them replied to me saying whether or not I can use the form that I’m producing, so that’s the problem.  We’re stuck in that, and the problem is, the other problem is the apostille of the document takes too long.  So, if we don’t get it right, maybe when you review it we’re not going to have enough time to prepare and to fix the mistakes that we have.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262    1-604-929-1352    www.viavid.com

Adam Brenneman:

If you can resend that to Computershare today, we will look at the form.  If we find that the form is prepared under US Accounting Standards, conforms to the Argentine legal requirements, we will publish a supplement letting the market know that that form will also work for purposes of submitting the Tax Cost certificate.  We’ll let you know as well.  We intend to do that as soon as possible.  We understand that the apostille does take some time so we will endeavor to do that as quickly as we can, but please send that this afternoon and we will let Computershare know to be on the look-out.

Andre Kherlakian:

Do you want me to send—because I sent in the past already.  So, I assume that there is a line and my document is in the line.  I will send it again if you tell which mail should I use to send that.

Adam Brenneman:

Please send it to Computershare at the address indicated on the letter of transmittal.  We will let Computershare know that they should be on the look-out for a letter from your institution.

Andre Kherlakian:

All right.  Now, this brings up another question.  Let’s say that you’ve come back to me saying that, look, you cannot do it this way.  You need to actually do exactly the way we want it.  I’m sorry.  We will not accept your format.  How long will we have to fix the mistakes, once again, preparing an offer is easy, I can do it overnight but the apostille, that’s the problem.  How long will we have?

Adam Brenneman:

We will endeavor to let you know if there are any errors as quickly as possible after receiving and reviewing your form.

Andre Kherlakian:

Well, I understand that, but this doesn’t answer my question.  I’m asking how long will I have, and you return to me, as soon as possible.  As soon as possible may be not soon enough to fix the mistakes and honestly, I want to tender the shares, I don’t want to just withdraw them.

Adam Brenneman:

I understand that.  We can’t provide you with a specific timeframe without having a chance to review your submission.  We will endeavor to do it as quickly as possible.  We will certainly like to facilitate your participation in the offer but we do need to see your certificate before we can give you any sort of timeframe.

Andre Kherlakian:

Okay.

Operator:

We will take our next question from Meredice Rowe from Wells Fargo.  Please go ahead.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262    1-604-929-1352    www.viavid.com

Meredice Rowe:

My question is regarding if the Tax Cost certificate is rejected for any reason and a holder does not have time to correct the deficiencies and they choose to resubmit the tender without it, is it possible to resubmit that Tax Cost certificate after the tender payment and then somehow reclaim the tax from the Argentine tax authorities?

Adam Brenneman:

I think you should probably consult with your Argentine tax advisors on that issue.  Once the tender is concluded we just—we won’t have anything to do with the Argentine tax authorities and your withholding tax.

Meredice Rowe:

Thank you.

Operator:

As a final reminder, ladies and gentlemen, it is star, one to ask a question.  We will take our next question from Jessica Stanco from Amber Capital.  Please go ahead.

Jessica Stanco:

Hi.  I have a question regarding the acquisition table in the Tax Cost certificate.  If you have a partial sale that’s netting against one of your acquisitions, how should that be presented?  Is it FIFO, and you should list the sale as a separate line and calculate the cost based on the lot that it’s going against FIFO basis? Or, do we just—purchase, the purchase by the partial amount?

Baruki Gonzalez:

The analysis is going to be made on acquisition batch, per acquisition batch.  I mean, you have to state for each quantity of shares, the date on which they were acquired and that would set the base for the calculation of the tax later.

Jessica Stanco:

Right, but what if I bought, for example, 100 shares and I sold 10 of them, do I just show one line of 80 or do I show 100 shares and then I need to show the line reducing that 100 shares by the 20?

Baruki Gonzalez:

I think you have to show the net quantity of shares that you are tendering.

Jessica Stanco:

On a FIFO basis?

Baruki Gonzalez:

Yes.  That’s right.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262    1-604-929-1352    www.viavid.com

Jessica Stanco:

Okay.

Operator:

We will take our next question from Ken Brown from Boardman Bay.  Please go ahead.

Ken Brown:

Yes.  My question is a follow-up to the question that was just posed and I just want to make sure what we’re talking about when we talk about acquisitions or lines of acquisitions.  Isn’t it true that we’re really talking about lines of tax lots?  Lines of  tax lots?  The term acquisition, of course, implies how many shares you bought but like the caller just said, you sell shares, too, and regardless of what your tax lot methodology is, aren’t we really talking about what the open tax lot positions are and what their cost basis is at whatever point you want to tender?

Baruki Gonzalez:

I think it’s just the quantity of shares that you are tendering, when were those acquired.

Ken Brown:

Are you familiar with tax lots?  Do you know what that is?

Baruki Gonzalez:

No.  We are not familiar with tax lots.  No.

Ken Brown:

Is the other gentleman familiar with tax lots?

Adam Brenneman:

This is unfortunately a matter of Argentine laws, the appropriate way to fill out the Tax Cost certificate.  If I understand your question correctly you would basically take your acquisition net out any sales on a FIFO basis and put those acquisitions at their acquisition cost into the Tax Cost certificate.

Ken Brown:

That’s a crude way of saying it.  I mean, effectively if you have opening transactions to accumulate a position and those acquisitions are done on subsequent days you’re creating separate tax lots.  If you begin to sell, no matter what your tax lot methodology is, you are going to be closing out some lots and leaving some lots open and maybe even partially closing out some lots, but in the end you are left with multiple lines of open, long tax lots and there is an average cost, or a cost basis to be more exact, for each one of those records.  That is all that we can really provide, otherwise you are asking us to give you number of shares that we bought ignoring the fact that we sold some of those shares and that’s not correct.  Obviously, we only have a position based off of what we currently have and not just the long side buys.

So, it’s unfortunate that someone in the call doesn’t have any familiarity with tax lots because that’s a critical, critical part of this exercise.

Baruki Gonzalez:

If you show that to your accountant, can he produce the certification stating whatever you need to look at, or report for that?.  There’s an acquisition cost for each acquisition, based on a number of shares?

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262    1-604-929-1352    www.viavid.com

Ken Brown:

Thanks.  Yes.  It might help.

Baruki Gonzalez:

Because if he can do that, because that’s all you need.  You have to show to that to him.

Adam Brenneman:

But just to clarify an earlier point, the Tax Cost stated cannot be the average acquisition cost, it has to be individualized for each tax lot.

Ken Brown:

Right, but that individual is individual tax lots.  It’s not an average of the position.  We get that because that’s a one-line item.  We’re talking about multiple-line items that are based upon historical dates of acquisition and then they get kind of recalibrated when there are close-outs based upon whatever tax lot methodology.  I mean, we’re fine.  I think everybody who is on the buy side understands my question and I think based upon your answer we know that that’s what you mean.  I appreciate it.

Operator:

Again, ladies and gentlemen, it is star, one to ask a question and we will pause for another moment to allow everyone an opportunity to signal.

We will take our next question from Fernando Iribarne from Axis.

Fernando Iribarne:

Hi.  I just wanted to make sure if someone participating in the tender offer, and that it’s somewhere outside the US, let’s say in the Cayman Islands, has to submit the Tax Cost certificate?

Adam Brenneman:

Yes.  Well, just to be clear, nobody has to submit the Tax Cost certificate.  If you would like to not submit a Tax Cost certificate you’ll have tax withheld at a default rate of 13.5% of the offer price.  If you do want to avail yourself of a withholding rate which is equal to 15% of your net gain on the shares, you would need to submit a Tax Cost certificate.

Fernando Iribarne:

Okay.  We understood by reading the documentation that it was just for US domiciled companies or whatever, so that a doubt that we had.  We consulted with legal counsel and they said that we didn’t need to submit anything, so you’re saying the opposite.

Adam Brenneman:

You don’t need to submit a Tax Cost certificate if you don’t want to but if you do want to be eligible to receive withholding at the 15% of net gain rate you would need to submit a Tax Cost certificate.  If you do not submit a Tax Cost certificate you would receive withholding at 13.5% of the offer price.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262    1-604-929-1352    www.viavid.com

Fernando Iribarne:

If we don’t, you mean, right?

Adam Brenneman:

If you do not submit a certificate, that’s correct.

Fernando Iribarne:

Okay.  So, we would be withheld 13.5%?

Adam Brenneman:

Correct.

Fernando Iribarne:

Okay.  Thank you.

Operator:

We will take our next question from Ken Brown from Boardman Bay.  Your line is open.  Please go ahead.

Ken Brown:

All right.  Thank you.  This is also a follow-up on the caller’s question just now.  What he’s getting at is it’s never been clear who is looked at as the holder.  Most of us in this phone call have funds that hold the position that are non-US funds, Cayman and other places.  Our investment managers, who advise those funds, who we work for, are typically US-based.  That’s why, when he talked to his lawyers and they are advising him, they are saying, oh, well the fund is a non-US fund so this doesn’t apply.  But I think what you all are not clear in saying, but I think what you mean, is really more of, if the investment manager that advises the fund, regardless of where it’s domiciled, if the investment manager that advises the fund is US-based, then we have to behave this way unless you can tell me something different?  Because otherwise most of us wouldn’t have to do this at all, because most of us don’t have U.S.-based funds or security.

Adam Brenneman:

So, just to be clear, this is an Argentine withholding tax.  It’s a tax that’s remitted to the Argentine government.  Your status as a US-holder or non-US holder is irrelevant.  The only relevant jurisdictional question is if you’re domiciled in Argentina, there is a different methodology for withholding tax that would be applied and you should indicate that in your tender.  If you are not in Argentina, regardless of whether you are in the United States, the Cayman Islands, or elsewhere, the withholding tax applies and you will either submit a Tax Cost certificate to have tax withheld on the net gain or not submit a tax withholding certificate and have tax held at the default 13.5% rate.

Ken Brown:

Okay.  That point is helpful.  Thank you very much.

Operator:

We will take our next question from Jessica Stanco from Amber Capital.  Please go ahead.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262    1-604-929-1352    www.viavid.com

Jessica Stanco:

Hi.  If the Tax Cost certificate is not accepted and you come back to us and we do not have time to correct the deficiencies, and want to withdraw our tender, if we have submitted our election through our prime broker do you contact the prime broker or do you contact the client directly?

Adam Brenneman:

We will contact whoever submitted the Tax Cost certificate to identify any deficiencies or errors and whoever submitted it will have the opportunity to cure and of course everybody will have withdrawal rights until the expiration date.

Jessica Stanco:

Okay.  We will definitely be notified prior to the expiration date?

Adam Brenneman:

We will definitely notify you prior to the expiration date to allow you to exercise your withdrawal rights if you choose to do so.

Jessica Stanco:

Okay.  Thank you.

Operator:

We have no further questions at this time.  I would like to turn the conference back over to Adam Brenneman for any additional or closing remarks.

Adam Brenneman:

Thank you, everyone for joining us today.  We appreciate all the questions.  Please feel free to reach out to the US Receiving Agent if you have any follow-up questions and for a number of you who had specific wording questions, please submit drafts of their wording issues to the US Receiving Agent so that we can review them as quickly as possible.  This concludes our call.

Operator:

Ladies and gentlemen, that does conclude our presentation.  Thank you for your participation.  You may now disconnect.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262    1-604-929-1352    www.viavid.com